Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-151632 on Form S-1 of our report dated March 31, 2010, relating to the financial statements of Superfund Gold, L.P. — Series A and Series B, and of our report dated May 12, 2010, relating to the financial statements of Superfund Capital Management, Inc., both appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
July 27, 2010